EXHIBIT 1

                             Notice of Nomination
                             --------------------


                           Liberation Investments L.P.
                         c/o Libra Securities Group, LLC
                         11766 Wilshire Blvd, Suite #870
                              Los Angeles, CA 90025

                           Liberation Investments Ltd.
                                Corporate Center
                                  West Bay Road
                               P.O. Box 31106 SMB
                          Grand Cayman, Cayman Islands

August 7, 2003


BY U.S. MAIL AND OVERNIGHT COURIER

InterTAN, Inc.
279 Bayview Drive
Barrie, Ontario L4M 4W5
Mr. Jeffrey A. Losch
Senior Vice President, Secretary and General Counsel

Re: Notice of Stockholder Nominations for the 2003 Annual Meeting of InterTAN, Inc.

Dear Mr. Losch:

Liberation Investments L.P. is the record holder of 100 shares of the common stock, par value $1.00 per share, of InterTAN, Inc. (the "Corporation"), represented by stock certificate # BC009728-50. Liberation Investments Ltd. is the record holder of 100 shares of the common stock, par value $1.00 per share, of the Corporation, represented by stock certificate # BC009728-80. Pursuant to
Section 3 of the Corporation's Amended and Restated By-Laws (as amended through February 19, 1996), the undersigned hereby give notice of their intention to nominate two individuals for election to the Board of Directors at the 2003 Annual Meeting of Stockholders of the Corporation, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "Annual Meeting").

Liberation Investments L.P. and Liberation Investments Ltd. (collectively, "Liberation") each hereby represent that it is the holder of record of stock of the Corporation entitled to vote at the Annual Meeting. Liberation, as beneficial owners and the holders of record of the shares, intend to appear in person or by proxy at the Annual Meeting to nominate Lee S. Hillman and Don R. Kornstein for election as directors, each to serve until his successor is elected and qualified or until his earlier resignation or removal. The


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information required by Section 3 of the Corporation's By-Laws with respect to the nominees is set forth on Exhibit A hereto.

Liberation intends to deliver a proxy statement and form of proxy to holders of a sufficient number of the Corporation's voting shares to elect the two nominees described in Exhibit A. Liberation reserves the right to nominate substitute or additional persons in the event that (1) the number of directorships subject to election at the Annual Meeting is greater than two and/or (2) any of the current nominees is unable for any reason (including by reason of the taking or announcement of any action that has, or if consummated would have, the effect of disqualifying any such nominee) to serve as a director.

The information included herein represents Liberation's best knowledge as of the date hereof. Liberation reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Corporation as soon as reasonably practicable, although Liberation does not commit to update any information which may change from and after the date hereof.

If this notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any nominee herein at the Annual Meeting, or if any individual nominee shall be unable to serve for any reason, this notice shall continue to be effective with respect to the remaining nominees and as to any replacement nominees selected by Liberation.

In addition, Liberation requests written notice as soon as practicable of any alleged defects in this notice and reserves the right, following receipt of such notice, to either challenge, or attempt as soon as practicable to cure, such alleged defect. Liberation reserves the right to give further notice of additional nominations or business to be conducted at the Annual Meeting or other meeting of the Corporation's stockholders.

Please direct any questions regarding the information contained in this notice to Dennis J. Block, Esq., Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, (212) 504-5555 (Phone), (212) 504-6666 (Facsimile).

      [remainder of page intentionally left blank; signature page follows]


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Sincerely,

Liberation Investments L.P.

By: /s/ Emanuel R. Pearlman
   ----------------------------------
Liberation Investments Ltd.

By: /s/ Emanuel R. Pearlman
   ----------------------------------


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                                    EXHIBIT A

(i)         Names and Addresses:

            Lee S. Hillman
            c/o Joyce Jaksa
            222 S. Riverside Plaza
            MS CHI05-2800
            Chicago, Illinois 60606

            Don R. Kornstein
            c/o Joyce Jaksa
            222 S. Riverside Plaza
            MS CHI05-2800
            Chicago, Illinois 60606

            Liberation Investment Group LLC
            Liberation Investments L.P.
            c/o Libra Securities Group, LLC
            11766 Wilshire Blvd, Suite #870
            Los Angeles, CA 90025

            Liberation Investments Ltd.
            Corporate Center
            West Bay Road
            P.O. Box 31106 SMB
            Grand Cayman, Cayman Islands
            Attn: Niels Heck

            Emanuel Pearlman
            Liberation Investment Group LLC
            c/o Libra Securities Group, LLC
            11766 Wilshire Blvd, Suite #870
            Los Angeles, CA 90025

(ii) Information regarding ownership of Securities of the Corporation, including as reported by each Nominee:

            (a) Liberation Investments L.P. beneficially owns 630,378 shares
                (3.0%)* of the common stock of the corporation.

            (b) Liberation Investments Ltd. beneficially owns 370,222 shares
                (1.8%)* of the common stock of the corporation

            (c) Liberation Investments Group LLC, a general partner of and discretionary investment adviser to Liberation Investments L.P. and

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                Liberation Investments Ltd., beneficially owns 1,000,600
                shares (4.9%)* of the common stock of the Corporation.


            (d) Emanuel R. Pearlman**, as General Manager, Chief Investment
                Officer and sole member of Liberation Investments Group LLC, beneficially owns 1,000,600 shares (4.9%)* of the common stock of the Corporation.

            (e) Lee S. Hillman does not own any stock of the Corporation. Mr.
                Hillman is a limited partnership investor in Liberation Investments L.P.

            (f) Don R. Kornstein does not own any stock of the Corporation. Mr.
                Kornstein is a limited partnership investor in Liberation Investments L.P.

* Based on 20,542,220 shares outstanding as of April 30, 2003, as reported in the Company's From 10-Q filed with the Securities and Exchange Commission on May 14, 2003.

** Mr. Pearlman is currently General Manager and Chief Investment Officer of Liberation Investment Group, an investment management firm.


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 (Iii)      Shares of Common Stock of InterTAN bought or sold by Liberation
            Investments L.P. in the last two years:

                        Date              Amount         Price per Share
                                      Bought (Sold)

                       3/04/03            10,710             5.0600
                       3/05/03            16,632             5.0698
                       3/06/03            31,437             4.6102
                       3/07/03            40,950             4.6629
                       3/12/03            4,725              4.6039
                       3/13/03           101,430             4.7280
                       3/19/03            94,500             4.6800
                       3/31/03            8,253              4.6781
                       4/16/03            8,190              5.1227
                       5/01/03            3,150              5.8232
                       5/05/03             819               6.0900
                       5/08/03            11,025             5.7598
                       5/09/03            13,104             5.7450
                       6/06/03            12,600             7.1408
                       6/09/03            9,765              7.1024
                       6/10/03            5,985              7.0600
                       6/11/03            61,047             7.1785
                       6/11/03            7,812              7.2578
                       6/12/03            6,300              7.3193
                       6/13/03            8,379              7.2629
                       6/18/03            13,734             7.1500
                       6/20/03            4,851              7.3014
                       6/23/03            1,764              7.3079
                       6/23/03            9,450              7.2500
                       6/24/03            1,701              7.2693
                       6/25/03            9,450              7.2400
                       6/26/03            9,450              8.1453
                       6/30/03            2,205              7.9057
                       7/02/03            20,160             8.0545
                       7/07/03            3,087              8.1073
                       7/08/03            33,705             8.1070
                       7/10/03            4,662              7.9700
                       7/17/03            16,506             7.8500
                       7/17/03            2,520              7.8585
                       7/18/03            40,320             7.8973

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(iii)       Shares of Common Stock of InterTAN bought or sold by Liberation
            Investments Ltd. in the last two years:

                        Date              Amount         Price per Share
                                      Bought (Sold)

                       3/04/03            6,290              5.0600
                       3/05/03            9,768              5.0698
                       3/06/03            18,463             4.6102
                       3/07/03            24,050             4.6629
                       3/12/03            2,775              4.6039
                       3/13/03            59,570             4.7280
                       3/19/03            55,500             4.6800
                       3/31/03            4,847              4.6781
                       4/16/03            4,810              5.1227
                       5/01/03            1,850              5.8232
                       5/05/03             481               6.0900
                       5/08/03            6,475              5.7598
                       5/09/03            7,696              5.7450
                       6/06/03            7,400              7.1408
                       6/09/03            5,735              7.1024
                       6/10/03            3,515              7.0600
                       6/11/03            35,853             7.1785
                       6/11/03            4,588              7.2578
                       6/12/03            3,700              7.3193
                       6/13/03            4,921              7.2629
                       6/18/03            8,066              7.1500
                       6/20/03            2,849              7.3014
                       6/23/03            5,550              7.2500
                       6/23/03            1,036              7.3079
                       6/24/03             999               7.2693
                       6/25/03            5,550              7.2400
                       6/26/03            5,550              8.1453
                       6/30/03            1,295              7.9057
                       7/02/03            11,840             8.0545
                       7/07/03            1,813              8.1073
                       7/08/03            19,795             8.1070
                       7/10/03            2,738              7.9700
                       7/17/03            9,694              7.8500
                       7/17/03            1,480              7.8585
                       7/18/03            23,680             7.8973


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(iv)  Information Regarding Each Nominee:

(a) Lee S. Hillman, 47, is currently a private investor and an investment advisory consultant to private equity funds and growth stage businesses. From October 1996 to December 2002, Mr. Hillman was the Chief Executive Officer, President and Director of Bally Total Fitness Holding Corporation, a world leading health club operator, and from November 2000 to December 2002 served as the Chairman of the Board. Prior to this, Mr. Hillman served as an Executive Vice President from August 1992 to December 1996 and Chief Financial Officer and Treasurer from November 1991 to December 1996 of Bally Entertainment Corporation. From 1993 to 2003, Mr. Hillman was a director of Holmes Place PLC, a leading operator of premier health clubs in Europe and from 1997 to 1999 Mr. Hillman was a director of Continucare Corp., a provider of physical therapy, rehabilitation and other medical/healthcare services.


(b) Don R. Kornstein, 51, is currently the Founder and Chief Executive Officer of Alpine Advisors LLC, a strategic, management and financial consulting firm, and has held such position since March 2002. From March 1995 to the present, Mr. Kornstein has been a director of Varsity Brands, Inc., a leading marketer and manufacturer of uniforms and accessories and operator of cheerleader and dance team camps, and Chairman of its audit, compensation, exploratory and negotiating committees. From July 2003 to present, Mr. Kornstein has served as a director and member of the audit, compensation and governance committees of Shuffle Master, Inc., a gaming equipment supply company that develops, manufactures and markets innovative technology based products and services. From September 2000 to September 2001, Mr. Kornstein served as a consultant to First World Communications, Inc., a telecommunications and internet service provider. Mr. Kornstein was the Chief Executive Officer, President and a member of the Board of Directors of Jackpot Enterprises, Inc., a New York Stock Exchange listed company engaged in the gaming industry, from September 1994 through April 2000. Prior to this, Mr. Kornstein was a Senior Managing Director in the Investment Banking Department at Bear, Stearns & Co. Inc. for 17 years through September 1994.

Both nominees are citizens of the United States.

Liberation has agreed with each nominee to bear all costs and expenses of, and indemnify against all liability incurred by, each nominee in connection with such nominee being a candidate for election to the Corporation's board of directors. Each nominee will receive expense reimbursements from Liberation for serving as nominee whether or not elected. If elected as a director of the Corporation, each nominee will receive director's fees in accordance with the Corporation's practices and policies as set by the board of directors from time to time.

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None of the corporations or organizations in which either of the nominees has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of the Corporation.

There is no information with respect to either nominee required to be described under Item 401(f) of Regulation S-K.

Each of the nominees has agreed with Liberation to serve as nominee for the purposes of election to the Corporation's Board of Directors and, if elected, will propose a strategy of maximizing shareholder value.

Except as disclosed in this notice, neither Lee S. Hillman nor Don R. Kornstein have any arrangements or understandings with Liberation or any other person pursuant to which the nominations are to be made.


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Lee S. Hillman, the undersigned, does hereby consent to serve as a Director
InterTAN, Inc. if so elected.


Date:   August 5, 2003                /s/ Lee S. Hillman
                                      ---------------------------
                                            Lee S. Hillman

Don R. Kornstein, the undersigned, does hereby consent to serve as a Director of InterTAN, Inc. if so elected.

Date:   August 5, 2003                /s/ Don R. Kornstein
                                      ---------------------------
                                           Don R. Kornstein